As filed with the Securities and Exchange Commission on December 31, 2025

Registration No. 333-287514

Registration No. 333-285740

Registration No. 333-283059

Registration No. 333-281346

Registration No. 333-279780

Registration No. 333-265677

Registration No. 333-239573

Registration No. 333-225482

Registration No. 333-219686

Registration No. 333-204669

Registration No. 333-193998

Registration No. 333-186700

Registration No. 333-184320

Registration No. 333-179593

Registration No. 333-172333

Registration No. 333-164993

Registration No. 333-157306

Registration No. 333-149373

Registration No. 333-140707

Registration No. 333-129576

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-287514

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-285740

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-283059

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-281346

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-279780

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-265677

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-239573

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-225482

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219686

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204669

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193998

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-186700

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-184320

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179593

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172333

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-164993

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157306

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-149373

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-140707

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129576

UNDER

THE SECURITIES ACT OF 1933

iRobot Corporation

(Exact name of registrant as specified in its charter)

Delaware	77-0259335
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

iRobot Corporation

8 Crosby Road

Bedford, Massachusetts 01730

(Address of principal executive offices, including zip code)

Non-Plan Restricted Stock Unit Awards

Non-Plan Performance-Based Restricted Stock Unit Awards

2018 Stock Option and Incentive Plan

2017 Employee Stock Purchase Plan

2015 Stock Option and Incentive Plan

Evolution Robotics, Inc. 2007 Stock Plan

2005 Stock Option and Incentive Plan

Amended and Restated 2004 Stock Option and Incentive Plan

Amended and Restated 2001 Special Stock Option Plan

Amended and Restated 1994 Stock Plan

(Full title of the plans)

Gary Cohen

Chief Executive Officer

iRobot Corporation

8 Crosby Road

Bedford, Massachusetts 01730

(781)430-3000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mark T. Bettencourt, Esq.

Gregg Katz, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of iRobot Corporation, a Delaware corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement No. 333-287514, filed with the SEC on May 22, 2025, registering 1,700,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) under the Company’s 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”);

•	Registration Statement No. 333-285740, filed with the SEC on March 12, 2025, registering 120,000 shares of Common Stock that may be issued upon the vesting of certain inducement awards;

•	Registration Statement No. 333-283059, filed with the SEC on November 7, 2024, registering 120,000 shares of Common Stock that may be issued upon the vesting of certain inducement awards;

•

Registration Statement No. 333-281346, filed with the SEC on August 7, 2024, registering an aggregate of 370,500 shares of Common Stock that may be issued upon the vesting of certain inducement awards;

•

Registration Statement No. 333-279780, filed with the SEC on May 28, 2024, registering (i) an aggregate of 725,000 shares of Common Stock that may be issued upon the vesting of certain inducement awards and (ii) 900,000 shares of Common Stock under the 2018 Plan;

•	Registration Statement No. 333-265677, filed with the SEC on June 17, 2022, registering 900,000 shares of Common Stock under the 2018 Plan;

•	Registration Statement No. 333-239573, filed with the SEC on June 30, 2020, registering 745,000 shares of Common Stock under the 2018 Plan;

•	Registration Statement No. 333-225482, filed with the SEC on June 7, 2018, registering 1,750,000 shares of Common Stock under the 2018 Plan;

•	Registration Statement No. 333-219686, filed with the SEC on August 4, 2017, registering 700,000 shares of Common Stock under the Company’s 2017 Employee Stock Purchase Plan;

•	Registration Statement No. 333-204669, filed with the SEC on June 3, 2015, registering 3,100,000 shares of Common Stock under the Company’s 2015 Stock Option and Incentive Plan;

•	Registration Statement No. 333-193998, filed with the SEC on February 18, 2014, registering 1,302,086 shares of Common Stock under the Company’s 2005 Stock Option and Incentive Plan (the “2005 Plan”);

•	Registration Statement No. 333-186700, filed with the SEC on February 15, 2013, registering 1,250,175 shares of Common Stock under the 2005 Plan;

•	Registration Statement No. 333-184320, filed with the SEC on October 5, 2012, registering 116,239 shares of Common Stock under the Evolution Robotics, Inc. 2007 Stock Plan;

•	Registration Statement No. 333-179593, filed with the SEC on February 21, 2012, registering 1,224,745 shares of Common Stock under the 2005 Plan;

•	Registration Statement No. 333-172333, filed with the SEC on February 18, 2011, registering 1,163,018 shares of Common Stock under the 2005 Plan;

•	Registration Statement No. 333-164993, filed with the SEC on February 19, 2010, registering 1,129,128 shares of Common Stock under the 2005 Plan;

•	Registration Statement No. 333-157306, filed with the SEC on February 13, 2009, registering 1,116,483 shares of Common Stock under the 2005 Plan;

•	Registration Statement No. 333-149373, filed with the SEC on February 25, 2008, registering 1,102,272 shares of Common Stock under the 2005 Plan;

•	Registration Statement No. 333-140707, filed with the SEC on February 14, 2007, registering 1,070,584 shares of Common Stock under the 2005 Plan;

•

Registration Statement No. 333-129576, filed with the SEC on November 9, 2005, registering an aggregate of (i) 1,583,682 shares of Common Stock under the 2005 Plan, (ii) 949,150 shares of Common Stock under the Company’s Amended and Restated 2004 Stock Option and Incentive Plan, (iii) 146,524 shares of Common Stock under the Company’s Amended and Restated 2001 Special Stock Option Plan and (iv) 2,019,005 shares of Common Stock under the Company’s Amended and Restated 1994 Stock Plan.

As previously disclosed, on December 14, 2025, the Company and certain of its subsidiaries commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. In connection with the foregoing, the offerings pursuant to the Registration Statements are being terminated.

In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered but remain unsold at the termination of the offering, the Company hereby removes from registration any and all such securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on the 31st day of December, 2025. No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.

iROBOT CORPORATION

By:	/s/ Kevin Lanouette
Name:	Kevin Lanouette
Title:	Senior Vice President & General Counsel